UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 28, 2012

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2012, Commonwealth Edison Company (ComEd) entered into a Credit Agreement dated as of March 28, 2012 (the 2012 Credit Agreement) with a group of lenders, JP Morgan Chase Bank, N.A. (JP Morgan), as administrative agent, Barclays Capital and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agents, Citibank, N.A. and the Royal Bank of Scotland plc, as co-documentation agents, and J.P. Morgan Securities LLC, Barclays Capital and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint active lead arrangers and joint active lead bookrunners. See Item 2.03 below for a description of the 2012 Credit Agreement and related information.

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On March 28, 2012, ComEd and the other parties to the $1 billion Credit Agreement dated as of March 25, 2010 among ComEd, the financial institutions party thereto and JP Morgan, as administrative agent, terminated that agreement. The termination occurred concurrently with the entry into the 2012 Credit Agreement.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2012, ComEd entered into the 2012 Credit Agreement. Under the 2012 Credit Agreement, ComEd may borrow funds on a revolving basis, and may request letters of credit, all in a maximum amount outstanding not to exceed $1 billion. The 2012 Credit Agreement is available for letters of credit in an aggregate amount of up to $500 million. Borrowings may bear interest at a rate based upon either prime or the London Interbank Offering Rate (LIBOR) adjusted for statutory reserve requirements, plus an adder based upon ComEd’s credit rating. The maximum adders for prime rate borrowings and LIBOR borrowings are 65 basis points and 165 basis points, respectively. The 2012 Credit Agreement requires ComEd to pay a facility fee based upon the aggregate commitments under the agreement. The maximum facility fee is 35 basis points. The fees vary depending upon ComEd’s credit rating.

The 2012 Credit Agreement has an initial term expiring on March 28, 2017. ComEd may request up to two one-year extensions of that term, which, if granted by the lenders in their sole discretion, would cause the 2017 Credit Agreement to expire on March 28, 2019. The 2012 Credit Agreement also allows ComEd to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing and the issuance of letters of credit, up to an additional $500 million. Any such requested increase is subject to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase existing commitments or extend new commitments.

The 2012 Credit Agreement contains customary representations and warranties, covenants and events of default. The 2012 Credit Agreement requires ComEd to maintain a minimum ratio of cash from operations to interest expense for the twelve-month period ended on the last day of any quarter of 2.00 to 1.0.

Each of the lenders under the 2012 Credit Agreement has made a five-year commitment with respect to its allocation. The following table sets forth the facility allocation of each lender.

Lender	Allocation
JPMorgan Chase Bank, N.A.	$47,000,000.00
Barclays Bank PLC	$47,000,000.00
Bank of America, N.A.	$47,000,000.00
Citibank N.A.	$47,000,000.00
The Royal Bank of Scotland plc	$47,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$18,750,000.00
Union Bank, N.A.	$18,750,000.00
Scotiabanc Inc	$37,500,000.00
BNP Paribas	$37,500,000.00
Canadian Imperial Bank of Commerce, New York Agency	$37,500,000.00
Credit Agricole Corporate and Investment Bank	$37,500,000.00
Credit Suisse AG, Cayman Islands Branch	$37,500,000.00
Deutsche Bank AG, New York Branch	$37,500,000.00
Goldman Sachs Bank USA	$37,500,000.00
KeyBank National Association	$37,500,000.00
Mizuho Corporate Bank (USA)	$37,500,000.00
Morgan Stanley Bank, N.A.	$37,500,000.00
Royal Bank of Canada	$37,500,000.00
Sumitomo Mitsui Banking Corporation	$37,500,000.00
U.S. Bank National Association	$37,500,000.00
UBS Loan Finance LLC	$37,500,000.00
Wells Fargo Bank, N.A.	$37,500,000.00
The Bank of New York Mellon	$33,000,000.00
The Huntington National Bank	$33,000,000.00
M&T Bank	$33,000,000.00
The Northern Trust Company	$33,000,000.00
PNC Bank, National Association	$33,000,000.00
TOTAL	$1,000,000,000.00

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

A copy of the 2012 Credit Agreement is attached hereto as Exhibit 99.1.

* * * * *

Cautionary Statements Regarding Forward-Looking Information

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) ComEd’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (2) other factors discussed in filings with the Securities and Exchange Commission by ComEd. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ComEd does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

March 29, 2012

Exhibit Index

Exhibit No.	Description

99.1	Credit Agreement dated as of March 28, 2012 among ComEd, the Lenders named therein, and JP Morgan, as Administrative Agent